DREYFUS FOUNDERS FUNDS, INC.

                                     FORM OF
                 AMENDED AND RESTATED UNDERWRITING AGREEMENT


      This Agreement made as of the 31st day of December, 1999, by and between Premier Mutual Fund Services, Inc., a Delaware corporation (the "Underwriter"), and Dreyfus Founders Funds, Inc., a Maryland corporation (the "Company"), on behalf of any series of its shares, or classes thereof, which may now exist or hereafter be created (the "Funds").

                                   WITNESSETH:

      That in consideration of the mutual covenants herein contained and for other good and valuable consideration the parties hereto, intending to be legally bound hereby, agree as follows:

      1. APPOINTMENT OF UNDERWRITER. Except as otherwise provided herein, the Company hereby appoints the Underwriter its exclusive agent to sell and distribute shares of the Funds without compensation at the public offering price thereof, calculated as described in Section 3. The Company agrees that it will deliver such shares as the Underwriter may sell. The Underwriter agrees to use its best efforts to promote the sale of shares of the Funds, but is not obligated to sell any specific number of shares.

      2. INDEPENDENT CONTRACTOR. The Underwriter will undertake and discharge its obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Company by its actions, conduct or contracts except that it may be authorized to accept orders for the sale or repurchase of shares of the Funds as the Company's agent. The Underwriter may appoint subagents or distribute shares of the Funds through dealers or otherwise as it may determine from time to time including, without limitation, appointing subagents for the purpose of accepting orders for the sale or repurchase of Fund shares, provided that no such appointment shall relieve the


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Underwriter of its  responsibility  for the proper performance of this Agreement by the Underwriter or, where applicable, its subagents.

      3. OFFERING PRICE. Shares of any class of a Fund offered for sale by the Underwriter shall be offered at a price per share (the "public offering price") approximately equal to (a) the net asset value (determined in the manner set forth in the Funds' charter documents and then current prospectus) plus (b) a sales charge, if any, and except to those persons set forth in the then current prospectus, which shall be the percentage of the public offering price of such shares as set forth in the Funds' then current prospectus. The public offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, shares of any class of the Funds offered for sale by the Underwriter may be subject to a contingent deferred sales charge ("CDSC") as set forth in the Funds' then current prospectus. The Underwriter shall be entitled to receive any sales charge or CDSC in respect of the shares. Any payments to dealers shall be governed by a separate agreement between the Underwriter and such dealer and the Funds' then current prospectus. The Underwriter also shall be entitled to compensation for the Underwriter's services as provided in any Distribution Plan adopted as to any class of a Fund's shares pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

      4. PAYMENT FOR SHARES AND SHARE REGISTRATION. The Underwriter shall notify the Company or cause the Company to be notified by the Company's Transfer Agent, at the end of each business day, or as soon thereafter as orders placed during such day have been compiled, of the number of shares and the prices thereof which the Underwriter shall have sold on behalf of each Fund. The Underwriter shall use its best efforts to cause the sums due for shares ordered from a Fund to be collected or to be advanced to that Fund by the Company's Transfer Agent on behalf of purchasers on or before the third business day after the shares have been so ordered. The Underwriter shall issue and deliver on behalf of the Company or cause to be issued and delivered by the Company's Transfer Agent all confirmations of transactions effected hereunder for the


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account of a Fund. The Company will provide for the recording of share purchases in "book accounts;" provided, however, that upon receipt of a written request from a purchaser, the Company's Transfer Agent may, but is not required to, deliver a certificate of shares in such names and amount as the purchaser shall specify in writing, such delivery to be made as soon as practicable after payment therefor and their registration on the books of the Company.

      5. SUSPENSION OF SALES. The sale of shares of the Funds may be suspended with or without prior notice whenever in the judgment of the Company it is in its best interests to do so.

      6. REPURCHASE OF SHARES. As the Company's agent, the Underwriter may buy shares of a Fund offered for repurchase at the next effective net asset value per share calculated and effective as set forth in Paragraphs 1 and 3 above, minus any applicable CDSC as set forth in the Funds' then current prospectus. Whenever the officers of the Company deem it advisable, for the protection of the shareholders of a Fund, they may suspend or cancel such authority. The Underwriter will pay all expenses in connection with the repurchase of shares.

      7. CONDUCT OF BUSINESS. Neither the Underwriter nor any other person is authorized by the Company or any Fund to give any information or make any representation relative to the Company or any Fund's shares other than those contained in the registration statement or prospectus filed with the Securities and Exchange Commission as the same may be amended from time to time or in any supplemental information to said prospectus approved by the Company. The Underwriter agrees that any information or representation other than that specified above which it or any dealer or other person who purchases shares through the Underwriter may make in connection with the offer or sale of shares shall be made entirely without liability on the part of the Company or any Fund. The Underwriter agrees that in offering or selling shares as agent of the Company, it will in all respects duly conform to all applicable state and federal


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laws. The Underwriter  will submit to the Company copies of all sales literature before using the same and will not use such literature if disapproved by the Company.

      8. ALLOCATION OF EXPENSES. In connection with the sale and distribution of shares pursuant to this Agreement, the Underwriter shall pay all of its own expenses and such other expenses as are not specifically assumed by the Company as hereinafter provided.

            The Company specifically assumes and shall pay all fees and expenses, including legal fees, incurred in (a) the preparation of audited financial statements to the Company; (b) the preparation and initial printing of all post-effective amendments, supplements and revisions of its registration statements; (c) printing and distributing copies of any prospectus to its shareholders; (d) the preparation and initial printing of shareholder reports and communications and distributing copies thereof to its shareholders; (e) the registration of the Company and its shares with the Securities and Exchange Commission; and (f) the qualification of the Company and its shares in each state in which its shares will be qualified for sale. Nothing contained herein shall be deemed to require the Company to pay any of the costs of advertising the sale of Company shares.

      9. PROVISION OF INFORMATION. The Company shall furnish the Underwriter from time to time, for use in connection with the sale of shares of the Funds, such information with respect to the Company or any relevant Fund and the shares as the Underwriter may reasonably request, all of which shall be signed by one or more of the Company's duly authorized officers; and the Company warrants that the statements contained in any such information, when so signed by the Company's officers, shall be true and correct. The Company also shall furnish the Underwriter upon request with: (a) semi-annual reports and annual audited reports of the Company's books and accounts made by independent public accountants regularly retained by the Company, (b) a monthly itemized list of the securities in the Company's or, if applicable, each


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Fund's  portfolio,  and  (c)  from  time  to time  such  additional  information regarding the Company's financial condition as the Underwriter may reasonably request.

      10. REGISTRATIONS AND QUALIFICATIONS; REPRESENTATIONS AND WARRANTIES. (a) The Company agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Company's officers in connection with the qualification of shares of the Funds for sale in such states as the Underwriter may designate to the Company and the Company may approve. The Underwriter shall pay all expenses connected with its own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by it in connection with the sale of Shares as contemplated in this Agreement.

            (b) The Company represents to the Underwriter that all registration statements and prospectuses filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the 1940 Act with respect to the shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Company represents and warrants to the Underwriter that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes


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

effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from the Underwriter to do so, the Underwriter may, at its option, terminate this agreement or decline to make offers of the Company's securities until such amendments are made if, in the Underwriter's reasonable opinion, the failure to make such amendments could have a material adverse effect upon the Underwriter. The Company shall not file any amendment to any registration statement or supplement to any prospectus without giving the Underwriter reasonable notice thereof in advance, if possible; provided, however, that nothing contained in this agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

      (c) The Underwriter shall comply with all applicable federal and state laws, rules and regulations, the rules and regulations of any self-regulatory organization with jurisdiction over the Underwriter and/or the Company, and the provisions of the Company's prospectus and statement of additional information (the foregoing laws, rules, regulations and provisions are collectively referred to herein as "Applicable Law") relating to the services the Underwriter provides pursuant to this Agreement. The Underwriter hereby represents and warrants to the Company that:

                  (i) It has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;


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

                  (ii) This Agreement constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms;

                  (iii) No consent or  authorization  of,  filing with, or other act  by or in  respect  of  any  governmental  authority  is  required  in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

                  (iv) The execution, performance and delivery of this Agreement by the Underwriter will not result in its violating any Applicable Law or breaching or otherwise impairing any of its contractual obligations; and

                  (v) The Underwriter has obtained, and will maintain in effect, all registrations under Applicable Law that are necessary to enable it to perform its obligations under this Agreement.

      11. INDEMNIFICATION. (a) The Company authorizes the Underwriter to use any current prospectus in the form furnished by the Company to the Underwriter from time to time, in connection with the sale of shares of the Funds. The Company agrees to indemnify, defend and hold the Underwriter, its several officers and directors, and any person who controls the Underwriter within the meaning of
Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter, its officers and directors, or any such controlling persons, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Company's agreement to indemnify the Underwriter, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any


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

untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. The Company's agreement to indemnify the Underwriter, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Company's being notified of any action brought against the Underwriter, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Company at its address set forth above within ten days after the summons or other first legal process shall have been served. The failure so to notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Company's indemnity agreement contained in this paragraph 11(a). The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Company and approved by the Underwriter, acting in good faith. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case the Underwriter does not approve of counsel chosen by the Company, the Company will reimburse the Underwriter, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Underwriter or them. The Company's indemnification agreement contained in this paragraph 11(a) and the Company's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the


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

Underwriter, its officers and directors, or any controlling person, and shall survive the delivery of any shares of the Funds. This agreement of indemnity will inure exclusively to the Underwriter's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers or Board members in connection with the issue and sale of shares of the Funds.

      (b) The Underwriter agrees to indemnify, defend and hold the Company, its several officers and Board members, and any person who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Company, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon: (i) the Underwriter's negligence or willful misconduct in the performance of its duties and obligations under this Agreement; (ii) the Underwriter's violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement; (iii) any breach by the Underwriter of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement; and (iv) any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by the Underwriter to the Company specifically for use in the Company's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Underwriter to the Company and required to be stated in such answers or necessary to make such information not misleading. The Underwriter's


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

agreement to indemnify the Company, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon its being notified of any action brought against the Company, its officers or Board members, or any such controlling person, such notification to be given by letter or telegram addressed to the Underwriter at its address set forth above within ten days after the summons or other first legal process shall have been served. The failure so to notify the Underwriter of any such action shall not relieve the Underwriter from any liability which the Underwriter may have to the Company, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of its indemnity agreement contained in this paragraph 11(b). The Underwriter will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Underwriter and approved by the Company, acting in good faith. In the event the Underwriter elects to assume the defense of any such suit and retain counsel of good standing approved by the Company, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Underwriter does not elect to assume the defense of any such suit, or in case the Company does not approve of counsel chosen by the Underwriter, the Underwriter will reimburse the Company, its officers and Board members, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Company or them. The Underwriter's indemnification agreement contained in this paragraph 11(b) and the Underwriter's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, its officers and Board members, or any controlling person, and shall survive the delivery of any shares of the Funds. This agreement of indemnity will inure exclusively to the Company's benefit, to the benefit of the Company's officers and Board


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

members, and their respective estates, and to the benefit of any controlling persons and their successors. The Underwriter agrees promptly to notify the Company of the commencement of any litigation or proceedings against the Underwriter or any of its officers or directors in connection with the issue and sale of shares of the Funds.

      12. SUSPENSION OF REGISTRATION. No shares of the Funds shall be offered by either the Underwriter or the Company under any of the provisions of this Agreement, and no orders for the purchase or sale of such shares hereunder shall be accepted by the Company, if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 12 shall in any way restrict or have any application to or bearing upon the Company's obligation to repurchase any shares of the Funds from any shareholder in accordance with the provisions of the Company's prospectus or charter documents.

      13. REQUIRED NOTIFICATIONS. The Company agrees to advise the Underwriter promptly in writing:

            (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

            (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

            (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration


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

statement or prospectus in order to make the statements therein not misleading; and

            (d) of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

      14. OTHER ACTIVITIES. So long as the Underwriter acts as the distributor of Company shares, the Underwriter shall not perform any services for any entity other than a "Mellon Entity," such term being defined as any entity that is advised or administered by a direct or indirect subsidiary of the Mellon Bank Corporation. The Company acknowledges that the persons employed by the Underwriter to assist in the performance of its duties under this Agreement may not devote their full time to such service and, subject to the preceding sentence, nothing contained in this Agreement shall be deemed to limit or restrict the Underwriter's right or any of its affiliates' right to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      15. TERM OF AGREEMENT. This Agreement shall become effective upon the date first above written. This Agreement shall continue in effect through May 31, 2000, and thereafter for successive annual periods, provided that its continuance is specifically approved at least annually by the Company's directors or, with respect to any Fund, by vote of a majority of that Fund's outstanding voting securities and, in any event, by a majority of those directors who are not parties to this Agreement or interested persons of any party to this Agreement (other than as directors of the Company) at a meeting called for the purpose of voting on such approval.

            This Agreement shall automatically terminate in the event of its assignment (within the meaning of the 1940 Act): provided, however, that the Underwriter may employ such other person, persons, corporation or corporations, as it shall determine, in order to assist it in carrying out the provisions of this Agreement.


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

            This Agreement may be terminated at any time by either party hereto by giving six months' written notice to the other party, or at any time by mutual consent of the parties hereto. Such notice shall be sent by certified mail. Until further notice, the mailing address of Company shall be:

                        Founders Financial Center
                        2930 East Third Avenue
                        Denver, Colorado 80206

Until further notice, the mailing address of Underwriter shall be:

                        200 Park Avenue
                        45th Floor
                        New York, NY  10166

      16. MISCELLANEOUS. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado and shall be interpreted and construed to further and promote the operation of the Company as an open-end investment company. As used herein, the terms "Net Asset Value," "Offering Price," "Investment Company," and "Interested Persons" shall have the meanings set forth in the 1940 Act and the Rules, Regulations, Orders, and Forms thereunder.

      IN WITNESS WHEREOF, this Agreement has been executed by the Underwriter and the Company as of the day and year first above written.

                                 DREYFUS FOUNDERS FUNDS, INC.


ATTEST:                          By: __________________________________
                                     Marie E. Connolly, President

______________________________
Christopher J. Kelley,
Assistant Secretary


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


                                 PREMIER MUTUAL FUND SERVICES, INC.


ATTEST:                          By: __________________________________
                                     Richard W. Ingram,
                                     Executive Vice President

______________________________
Jean M. O'Leary,
Secretary
























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